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                                                                  EXHIBIT 10.117

                                                                  EXECUTION COPY





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                       FINANCIAL ASSET SECURITIES CORP.,

                                 as Purchaser,

                                      and

                           MEGO MORTGAGE CORPORATION,

                                   as Seller,


                            LOAN PURCHASE AGREEMENT


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                          Dated as of November 1, 1996
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                                      Table of Contents

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                                                                                                                            Page
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
                                                           ARTICLE I.
                                                          DEFINITIONS

         Section 1.1      Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                          ARTICLE II.
                                            SALE OF LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.1      Sale of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.2      [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.3      Obligations of Seller Upon Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.4      Payment of Purchase Price for the Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                          ARTICLE III.
                                                      REPRESENTATIONS AND
                                                WARRANTIES; REMEDIES FOR BREACH

         Section 3.1      Seller Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                          ARTICLE IV.
                                                       SELLER'S COVENANTS

         Section 4.1      Covenants of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                           ARTICLE V.
                                                 INDEMNIFICATION BY THE SELLER

         Section 5.1      Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 5.2      Limitation on Liability of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                          ARTICLE VI.
                                                          TERMINATION

         Section 6.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                          ARTICLE VII.
                                                    MISCELLANEOUS PROVISIONS

         Section 7.1      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7.2      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 7.3      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 7.4      Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 7.5      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 7.6      Further Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 7.7      Intention of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





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
         Section 7.8      Successors and Assigns; Assignment of Purchase Agreement  . . . . . . . . . . . . . . . . . . . .  12
         Section 7.9      Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 7.10     Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


                             EXHIBITS AND SCHEDULES

Schedule I    Schedule of Loans





                                       ii
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                 LOAN PURCHASE AGREEMENT (the "Purchase Agreement"), dated as of November 1, 1996, between Mego Mortgage Corporation ("Mego" or the "Seller") and FINANCIAL ASSET SECURITIES CORP., ("FASCO" and together with any assignee of FASCO, the "Purchaser").

                              W I T N E S S E T H

                 WHEREAS, the Seller is the owner of a pool of (i) fixed-rate home improvement and home equity loans and retail installment sale contracts (the "Mortgage Loans") secured by first and junior mortgages, deeds of trust and security deeds on certain residential and investment properties (the "Properties") and (ii) fixed-rate home improvement loans and retail installment sale contracts unsecured by an interest in real property (the "Unsecured Loans" and together with the Mortgage Loans, the "Loans") as listed on Schedule I hereto referred to below and the Related Documents thereto (as defined below);

                 WHEREAS, a predominate portion all of the Loans will be partially insured under the FHA Title I program (the "FHA Loans") and the remaining Loans are home improvement or home equity loans that have been originated by the Seller and are not insured under the FHA Title I program;

                 WHEREAS, the parties hereto desire that the Seller sell all its right, title and interest in and to the Loans and the Related Documents to the Purchaser pursuant to the terms of this Purchase Agreement; and

                 WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among FASCO, as depositor (the "Depositor"), Mego, as Seller, servicer (the "Servicer") and claims administrator (the "Claims Administrator"), Norwest Bank Minnesota, N.A., as master servicer (the "Master Servicer"), and First Trust of New York, National Association, as trustee (the "Trustee") and contract of insurance holder (the "Contract of Insurance Holder"), the Purchaser will sell, transfer, assign and otherwise convey to the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer (each as defined herein), all its right, title and interest in and to the Loans and this Purchase Agreement;

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I.
                                  DEFINITIONS

                 Section 1.1 Definitions. Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                 Registration Statement. The Purchaser's registration statement on Form S-3 (No. 33-99018), in the form in which it became effective under the Securities Act of 1933, as amended, on December 11, including any documents incorporated by reference therein.





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                 Base Prospectus.  The prospectus, dated December 11, 1996, attached to the Prospectus Supplement relating to the Class A Certificates.


                                  ARTICLE II.
                    SALE OF LOANS; PAYMENT OF PURCHASE PRICE

                 Section 2.1 Sale of Loans. The Seller, concurrently with the execution and delivery of this Purchase Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse other than as expressly provided herein and in the Pooling and Servicing Agreement, and with respect to the FHA Loans, in accordance with the requirements for transfer of an insured loan under Title I and 24 CFR Section 201.32(c), all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located: (i) as of the Cut-Off Date, the Loans delivered to the Trustee on the Closing Date, including the related Principal Balance and all payments and collections on account thereof received on or with respect to such Loans after the Cut-Off Date (including amounts due prior to the Cut-Off Date but received thereafter), (ii) the rights to the FHA Insurance reserves attributable to the FHA Loans as of the Cut-Off Date under Title I, (iii) the Files, (iv) the Insurance Policies and any proceeds from any Insurance Policies, (v) the Mortgages and security interests in Properties which secure the Mortgage Loans, (vi) any and all documents or electronic records relating to the Loans, (vii) all proceeds of any of the foregoing.

                 Section 2.2      [Reserved].

                 Section 2.3 Obligations of Seller Upon Sale. In connection with any transfer pursuant to Section 2.1 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date (a) to indicate in its books and records that the Loans have been sold to the Purchaser pursuant to this Purchase Agreement and (b) to deliver to the Purchaser a computer file containing a true and complete list of all Loans specifying for each Loan, as of the Cut-Off Date, (i) its account number and (ii) its Principal Balance. Such file, which forms a part of Exhibit B to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Purchase Agreement and is hereby incorporated into and made a part of this Purchase Agreement.

                 The Seller agrees to prepare, execute and file UCC-1 financing statements with the County Clerk of Cobb (which shall have been filed on or before the Closing Date with respect to the Loans describing the Loans and naming the Seller as debtor and, the Purchaser as secured party (and indicating that such loans have been assigned to the Trustee) all necessary continuation statements and any amendments to the UCC-1 financing statements required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect the sale of the Trustee's interest in each Loan and the proceeds thereof.

                 In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date the following documents or instruments with respect to each Loan





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
(the "Related Documents"); provided, that the documents or instruments listed in clause (f) below may be held in the custody of the Seller on behalf of the Trustee.

                          With respect to each Loan:

                         (a) The original Note, showing a complete chain of endorsements or assignments from the named payee to the Trust and endorsed without recourse to the order of the Trustee which latter endorsement may be executed with a facsimile signature;

                         (b) If such Loan is a Mortgage Loan, the original Mortgage with evidence of recording indicated thereon (except that a true copy thereof certified by an appropriate public official may be substituted); provided, however, that if the Mortgage with evidence of recording thereon cannot be delivered concurrently with the execution and delivery of this Purchase Agreement solely because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, there shall be delivered to the Trustee a copy of such Mortgage certified as a true copy in an Officer's Certificate, which Officer's Certificate shall certify that such Mortgage has been delivered to the appropriate public recording office for recordation, and there shall be promptly delivered to the Trustee such Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official (or a true copy thereof certified by an appropriate public official may be delivered to the Trustee);

                         (c) If such Loan is a Mortgage Loan, an original assignment of the Mortgage to the Trustee, in recordable form. Such assignment may be a blanket assignment, to the extent that blanket assignments are effective under applicable law, for Mortgages covering Properties situated in the same county. If the assignment of Mortgage is in blanket form, an assignment of Mortgage need not be included in the individual File;

                         (d) If such Loan is a Mortgage Loan, all original intermediate assignments of the Mortgage, showing a complete chain of assignments from the named mortgagee to the assignor to the Trustee, with evidence of recording thereon (or true copies thereof certified by appropriate public officials may be substituted); provided, however, that if the intermediate assignments of mortgage with evidence of recording thereon cannot be delivered concurrently with the execution and delivery of this Purchase Agreement solely because of a delay caused by the public recording office where such assignments of Mortgage have been delivered for recordation, there shall be delivered to the Trustee a copy of each such assignment of Mortgage certified as a true copy in an Officer's Certificate, which Officer's Certificate shall certify that each such assignment of Mortgage has been delivered to the appropriate public recording office for recordation, and there shall be promptly delivered to the Trustee such assignments of Mortgage with evidence of recording indicated thereon upon its receipt thereof from the public recording official (or true copies thereof certified by an appropriate public official may be delivered to the Trustee);

                         (e)      An original of each assumption or
         modification agreement, if any, relating to such Loan; and





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
                          (f) (i) If such Loan is an FHA Loan, an original or copy of a notice signed by the Obligor acknowledging HUD insurance,
         (ii) an original or copy of truth-in-lending disclosure, (iii) an original or copy of the credit application, (iv) an original or copy of the consumer credit report, (v) an original or copy of verification of employment and income, or verification of self-employment income,
         (vi) if such Loan is an FHA Loan and a Mortgage Loan, an original or copy of evidence of the Obligor's interest in the Property, (vii) an original or copy of contract of work or written description with cost estimates, (viii) if such Loan is an FHA Loan either (A) an original or copy of the completion certificate or an original or copy of notice of non-compliance, if applicable or (B) an original or copy of report of inspection of improvements to the Property or an original or copy of notice of non-compliance, if applicable, (ix) if such Loan is a Mortgage Loan, to the extent not included in (iii), an original or a copy of a written verification that the Obligor at the time of origination was not more than 30 days delinquent on any senior mortgage or deed of trust on the Property, (x) (A) if such Loan is an FHA Loan for which an appraisal is required pursuant to the applicable regulations, an original or a copy of an appraisal of the Property as of the time of origination of such FHA Loan or (B) if such Loan is a Non-FHA Loan and secured by a Mortgage (1) if the original principal balance is greater than $25,000 but less than $50,000, a copy of the HUD-1A Closing Statement indicating the sale price, or an existing Uniform Residential Appraisal Report, or a Drive-By Appraisal documented on Freddie Mac form 704, or a tax assessment, or (2) if the original principal balance exceeds $50,000, a full Uniform Residential Appraisal Report prepared by a national appraisal firm, (xi) an original or a copy of a title search as of the time of origination with respect to the Property, and (xii) if such Loan is an FHA Loan, any other documents required for the submission of a claim with respect to such FHA Loan to the FHA.

                 With respect to any documents referred to clauses (b) and (d) above that are not delivered to the Trustee because of a delay caused by the public recording office, such documents shall be delivered to the Trustee in accordance with the terms of such clauses by the Seller if such documents are received by it or by the Purchaser if such documents are received by it.

                 The Seller further hereby confirms to the Purchaser that, as of the Closing Date it has caused the portions of the Seller's electronic ledger relating to the Loans to be clearly and unambiguously marked to indicate that the Loans have been sold to the Purchaser.

                 The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.1 hereof.

                 The parties hereto intend that each of the transactions set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Loans and other property described above. In the event the transactions set forth herein are deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Purchase Agreement shall constitute a security agreement under applicable law.





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
                 Section 2.4      Payment of Purchase Price for the Loans.
(a) In consideration of the sale of the Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, an amount equal to $66,905,578.21 (before deducting expenses payable by the Seller to the Purchaser) (the "Purchase Price").

                 (b) Within 60 days of the Closing Date, the Seller, at its own expense, shall cause the Trustee to record each assignment of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records; provided, however, the Trustee need not record any assignment which relates to a Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller's expense) to the Trustee and the Certificate Insurer, the recordation of such assignment is not necessary to protect the Trustee's, the Certificate Insurer's and the Certificateholders' interest in the related Loan. With respect to any assignment of Mortgage as to which the related recording information is unavailable within 60 days following the Closing Date, such assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the Closing Date. The Trustee shall be required to retain a copy of each assignment of Mortgage submitted for recording. In the event that any such assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute assignment of Mortgage or cure such defect, as the case may be, and thereafter the Trustee shall be required to submit each such assignment of Mortgage for recording.

                                  ARTICLE III.
                              REPRESENTATIONS AND
                        WARRANTIES; REMEDIES FOR BREACH

                 Section 3.1      Seller Representations and Warranties.    (a)
The Seller represents and warrants to the Purchaser as of the Cut-Off Date and the Closing Date that:

                         (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted;

                        (ii) The Seller has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions required of it by this Purchase Agreement and each other Transaction Document to which it is a party; has duly authorized the execution, delivery and performance of this Purchase Agreement and each other Transaction Document to which it is a party; has duly executed and delivered this Purchase Agreement and each other Transaction Document to which it is a party; when duly authorized, executed and delivered by the other parties hereto, this Purchase Agreement and each other Transaction Document to which it is a party will constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                       (iii) Neither the execution and delivery of this Purchase Agreement or any of the other Transaction Documents to which the Seller is a party, the consummation of the transactions required of it herein or under any other Transaction Document, nor the fulfillment of or compliance with the terms and conditions of this Purchase Agreement or any of the other Transaction Documents will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or which would adversely affect the creation and administration of the Trust as contemplated hereby, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

                        (iv) There is no action, suit, proceeding, investigation or litigation pending against the Seller or, to its knowledge, threatened, which, if determined adversely to the Seller, would materially adversely affect the sale of the Loans, the execution, delivery or enforceability of this Purchase Agreement or any other Transaction Document, or which would have a material adverse affect on the financial condition of the Seller;

                         (v) No consent, approval, authorization or order of any court or governmental agency or body is required for: (a) the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Purchase Agreement, (b) the sale of the Loans or
         (c) the consummation of the transactions required of it by this Purchase Agreement;

                        (vi) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

                       (vii) The Seller received fair consideration and reasonably equivalent value in exchange for the sale of the Loans to the Purchaser;

                      (viii) The Seller is a non-supervised lender in good standing under 24 CFR Section 202.5 and is authorized to originate, purchase, hold, service and/or sell loans insured under 24 CFR part 201; and

                        (ix) The Seller has transferred the Loans without any intent to hinder, delay or defraud any of its creditors.





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
                 (b) The Seller further represents and warrants to the Purchaser that with respect to the Loans as of the Closing Date each of the representations and warranties contained in Section 2.03(b) of the Pooling and Servicing Agreement are true and correct.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.1(b) shall survive delivery of the respective Files to the Trustee on behalf of the Purchaser. In the event that
(a) any of the representations and warranties of the Seller in Section 2.03(b) of the Pooling and Servicing Agreement are determined to be untrue in a manner that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Loan with respect to which such representation or warranty is made and (b) the Seller shall fail to cure such breach within the time period specified in Section 2.04 of the Pooling and Servicing Agreement, the Seller shall be obligated to repurchase or substitute the affected Loan(s) in accordance with the provisions of Section 2.04 of the Pooling and Servicing Agreement.

                 With respect to representations and warranties made by Mego pursuant to this Section 3.1(b) that are made to the Seller's best knowledge, if it is discovered by any of the Depositor, the Seller, the Trustee or the Certificate Insurer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Loan, notwithstanding the Seller's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty.


                                  ARTICLE IV.
                               SELLER'S COVENANTS

                 Section 4.1      Covenants of the Seller.    The Seller hereby
covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on, any Loan, or any interest therein; and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Loans, against all claims of third parties claiming through or under the Seller.


                                   ARTICLE V.
                         INDEMNIFICATION BY THE SELLER

                 Section 5.1      Indemnification.    The Seller agrees to
indemnify and hold harmless the Purchaser from and against any loss, liability, expense, damage, claim or injury (other than those resulting solely from defaults on the Loans) arising out of or based on this Agreement including, without limitation, in connection with the origination or prior servicing of the Loans by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Seller, originator or prior servicer, including reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Seller shall not indemnify the Purchaser if such loss, liability, expense, damage or injury is due to the Purchaser's willful misfeasance, bad faith or negligence or by reason of the Purchaser's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                 Section 5.2      Limitation on Liability of the Seller.
None of the directors or trustees or officers or employees or agents of the Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Purchase Agreement; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder. Except as expressly provided herein and in the Pooling and Servicing Agreement, the Seller shall not be under any liability to the Trust, the Trustee or the Certificateholders. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Section 5.3 Indemnification    (a) The Seller agrees to indemnify and
hold harmless the Purchaser, the directors of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933 (the "Act") or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of (i) any untrue statement or alleged untrue statement of a material fact contained under any of the captions "Property of the Trust," "Mego Mortgage Corporation," "The Title I Loan Program and the Contract of Insurance" and "Description of the Loans" in the Prospectus Supplement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (ii) any information concerning the Seller, the Loans or the Seller's operations based on any untrue statement or alleged untrue statement of a fact contained in any information provided by the Seller to the Purchaser, or any material omission from the information purported to be provided thereby, and disseminated to any Rating Agency, the Certificate Insurer, KPMG Peat Marwick LLP or prospective investors (directly or indirectly through available information systems) in connection with the issuance, marketing or offering of the Class A Certificates. This indemnity agreement will be in addition to any liability which the Seller may otherwise have pursuant to this Agreement.

                 (b) The Purchaser agrees to indemnify and hold harmless the Seller and each person, if any, who controls the Seller within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (A) any untrue statement or alleged untrue statement of a material fact contained in (i) the Prospectus Supplement under the caption "Description of the Certificates," (ii) the Base Prospectus or (iii) the Registration Statement (other than the information with respect to the Seller contained in the Prospectus Supplement) or (B) any omission or alleged omission to state a material fact, in the case of the Registration Statement (other than the information with respect to the Seller contained in the Prospectus Supplement), required to be stated therein or necessary to make the statements therein not misleading, and in the case of the section of the Prospectus Supplement specified in clause (A) (i) of this sentence and the Base Prospectus, necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. This indemnity agreement will be in addition to any liability which the Purchaser may have pursuant to Agreement.

                 (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for any indemnified party and each person, if any, who controls such indemnified party within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and it is also understood that expenses shall be reimbursed as they are incurred. In the case of any such separate firm for any indemnified party and any director, officer and control person of the indemnified party, such firm shall be designated in writing by such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) If the indemnification provided for in this Section 5.3 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other from the sale of the Loans or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. For purposes of the foregoing, the benefit received by the Seller from the sale of the Loans shall be deemed to equal the amount of the gross proceeds received by the Seller from such sale, and the benefit received by the Purchaser for such sale shall be deemed to equal the Formula Amount (as defined below). The relative fault of the Purchaser on the one hand and the Seller on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Purchaser or by the Seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Seller and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5.3(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.3(d), in no event shall the Purchaser be required to contribute any amount in excess of $583,808.78. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                                  ARTICLE VI.
                                  TERMINATION

                 Section 6.1      Termination.    The respective obligations
and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's and Purchaser's indemnity obligations as provided herein, upon the termination of the Trust as provided in Article IX of the Pooling and Servicing Agreement.


                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

                 Section 7.1 Amendment. This Purchase Agreement may be amended from time to time by the Seller and the Purchaser, with the consent of the Certificate Insurer, by written agreement signed by the Seller and the Purchaser.

                 Section 7.2      Governing Law.    This Purchase Agreement
shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                 Section 7.3      Notices.    All demands, notices and
communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                 (a)      if to the Seller:

                                  Mego Mortgage Corporation
                                  1000 Park Wood Circle
                                  Atlanta, Georgia 30339
                                  Attention:  Jeff S. Moore, President

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                 (b)      if to FASCO

                                  Financial Asset Securities Corp.
                                  600 Steamboat Road
                                  Greenwich, Connecticut 06830
                                  Attention:  Charles A. Forbes

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.


                 Section 7.4      Severability of Provisions.    If any one or
more of the covenants, agreements, provisions of terms of this Purchase Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Purchase Agreement and shall in no way affect the validity of enforceability of the other provisions of this Purchase Agreement.

                 Section 7.5 Counterparts. This Purchase Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

                 Section 7.6 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such amendments to documents and such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Purchase Agreement or in connection with the offering of securities representing interests in the Loans.

                 Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of securities rated "Aaa" and "AAA" by Moody's Investors Service, Inc. and Standard & Poor's Rating Services, respectively.

                 Section 7.7      Intention of the Parties.    It is the
intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Loans rather than pledging the Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Loans. The Purchaser will have the right to review the Loans and the related Files to determine the characteristics of the Loans which will affect the federal income tax consequences of owning the Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

                 Section 7.8      Successors and Assigns; Assignment of
Purchase Agreement.    The Agreement shall bind and inure to the benefit of and
be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Purchase Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that FASCO is acquiring the Loans for the purpose of contributing them to the Trust that will issue the Certificates representing undivided interests in such Loans. As an inducement to FASCO to purchase the Loans, the Seller acknowledges and consents to the assignment by FASCO to the Trustee of all of FASCO's rights against the Seller pursuant to this Purchase Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Purchase Agreement by the Trustee under the Pooling and Servicing Agreement. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by FASCO directly.

                 Section 7.9      Survival.    The representations and
warranties set forth in Article III and the provisions of Article V shall survive the purchase of the Loans hereunder.

                 Section 7.10 Third-Party Beneficiaries. This Purchase Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Section 7.10 no other Person shall have the right or obligation hereunder. Upon issuance of the Policies (as defined in the Pooling and Servicing Agreement), this Purchase Agreement shall also inure to the benefit of the Certificate Insurer. Without limiting the generality of the foregoing, all covenants and agreements in this Purchase Agreement which expressly confer rights upon the Certificate Insurer shall be for the benefit of and run directly to the Certificate Insurer, and the Certificate Insurer shall be entitled to rely on and enforce such covenants to the same extent as
if it were a party to this Purchase Agreement.   The Certificate Insurer may
disclaim any of its rights and powers under this Purchase Agreement (but not its duties and obligations under the Policies) upon delivery of a written notice to the Trustee.

                 IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Loan Purchase Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.



                                       FINANCIAL ASSET SECURITIES CORP.,
                                         as Purchaser


                                       By:
                                          ----------------------------------
                                            Name:  Kari Skilbred
                                            Title: Vice President


                                       MEGO MORTGAGE CORPORATION,
                                         as Seller


                                       By:_________________________________
                                             Name:  James L. Belter
                                             Title: Executive Vice President

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )


         On the 17th day of December, 1996 before me, a Notary Public in and for said State, personally appeared Kari Skilbred, known to me to be a Vice President of FINANCIAL ASSET SECURITIES CORP., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           ___________________________
                                           Notary Public

STATE OF         )
                 )  ss.:
COUNTY OF        )


         On the ____th day of December, 1996 before me, a Notary Public in and for said State, personally appeared James L. Belter, known to me to be the Executive Vice President of MEGO MORTGAGE CORPORATION, the company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           ____________________________
                                           Notary Public

                                   SCHEDULE I


                                 Loan Schedule


                See Exhibit B to Pooling and Servicing Agreement